EXHIBIT 10(x)

Union contract dated September 10, 1996, between Graham-Field and Local 945 of International Brotherhood of Teamsters with respect to the collective bargaining agreement at the Temco, New Jersey facility.

                              COLLECTIVE BARGAINING
                                    AGREEMENT


                            GRAHAM-FIELD. INC., TEMCO
                                       and
                               LOCAL 945 TEAMSTERS



(July 28, 1996 - July 27, 1999)

                               CONTRACT PROVISIONS
                               -------------------
                                                                           PAGE
                                                                           ----
ARTICLE
-------
             I       RECOGNITION.............................................. 1

            II       NON-DISCRIMINATION....................................... 1

           III       UNION SECURITY........................................... 2

            IV       DUES, CHECK-OFF.......................................... 2

             V       UNION REPRESENTATION..................................... 3

            VI       GRIEVANCE PROCEDURE -ARBITRATION......................... 4

           VII       HOURS OF WORK............................................ 5

          VIII       CALL-IN-PAY.............................................. 6

            IX       HOLIDAYS................................................. 6

             X       VACATIONS................................................ 7

            XI       HEALTH INSURANCE      401-K Plan........................  9

           XII       DISCHARGE............................................... 10

          XIII       JOB CLASSIFICATION, PROMOTIONS AND TRANSFERS............ 10

           XIV       SENIORITY AND LAYOFF PROCEDURE.......................... 12

            XV       RATES OF PAY............................................ 13

           XVI       LEAVES-OF ABSENCE....................................... 14

          XVII       ABSENCE AND SICK LEAVE.................................. 14

         XVIII       GENERAL PROVISIONS...................................... 14

           XIX       NO STRIKE - NO LOCKOUT.................................. 15

            XX       MANAGEMENT RIGHTS CLAUSE................................ 15

           XXI       APPLICABLE LAWS......................................... 15

ARTICLE                                                                     PAGE
-------                                                                     ----


          XXII       REST PERIODS............................................ 16

         XXIII       EQUAL PAY FOR EQUAL WORK................................ 16

          XXIV       EX-SERVICE PERSONNEL.................................... 16

           XXV       PROTECTION OF RIGHTS.................................... 16

          XXVI       DRUG TESTING............................................ 16

         XXVII       PART-TIME EMPLOYEES..................................... 17

        XXVIII       DURATION OF AGREEMENT................................... 18

                     SIGN OFF ON CONTRACT.....................................19

            THIS AGREEMENT, made and entered into this day of __________________, Nineteen Hundred and Ninety Six by and between GRAHAM-FIELD, INC., TEMCO, hereinafter called the "COMPANY" and LOCAL 945 TEAMSTERS, hereinafter called the "UNION".

                               W I T N E S S E T H

            WHEREAS, the parties desire to facilitate orderly collective bargaining relations between them; to secure a prompt and equitable disposition of grievances; to establish fair wages, hours and working conditions; to insure industrial peace, enabling all employees to enjoy, insofar as possible, security and continuity of employment.

            NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties agree as follows:

                              ARTICLE I RECOGNITION

      A. The Company recognizes the Union as the sole and exclusive bargaining representative for the purpose of collective bargaining in respect to settling grievances and negotiations, rates of pay, wages, hours of employment and other conditions of employment for all full-time and part-time production and maintenance employees, shipping and receiving employees and truck drivers, but excluding office clerical employees, professional employees, engineers, quality controllers and other management personnel, guards, watchmen and supervisors as defined in the National Labor Relations Act employed by the Company at its 125 South Street, Passaic, New Jersey facility.

                          ARTICLE II NON-DISCRIMINATION

      A. The Union and Company agree that there shall be no discrimination in the hiring of new employees or in the promotion of employees because of sex, color, race, creed, national origin, religion, age, veteran's status, ancestry, marital status or any other status protected by New Jersey or Federal Law.


Union:_______________________
Company:_____________________

                           ARTICLE III UNION SECURITY

A. All present employees who are members of the Local Union on the effective date of this Agreement or on the date of execution of this Agreement, whichever is the later, shall remain members of the Local Union in good standing as a condition of employment. All present employees who are not members of the Local Union and all employees who are hired hereafter shall become and remain members in good standing of the Local Union as a condition of employment on and after the thirtieth (30) working day following the beginning of their employment or on the thirtieth (30) working day following the effective date of this subsection or the date of this Agreement, whichever is the later. This provision shall be made and become effective as of such time as it may be made and become effective under the provisions of the National Labor Relations Act, but not retroactively.

B. The failure of any person to become a member of the Union at the required time shall obligate the Employer, upon written notice from the Union to such effect and to the further effect that Union membership was available to such person on the same terms and conditions generally available to other members, to forthwith discharge such person. Further the failure of any person to maintain his Union membership in good standing as required herein shall, upon notice to the Employer by the Union to such effect, obligate the Employer to discharge such person.

C. In the event of any change in the law during the term of this Agreement, the Employer agrees that the Union will be entitled to receive the maximum Union security which may be lawfully permissible.

                           ARTICLE IV DUES, CHECK-OFF

A. The Employer will accept a signed authorization from any employee covered by this Agreement directing the Employer to deduct from the wages of said employee the regular monthly membership dues and initiation fee of each new member. Written notice must be sent by the Union Secretary Treasurer to the Employer advising the Employer of the amount of the monthly Union dues and initiation fees.

B. The said deductions shall be made on the first day of each and every month. All monies, so deducted, shall be remitted to the Union, together with a duplicate list of the employees whose dues and initiation fees have been deducted the tenth (loth) day and not later than the fifteenth (15th) day of the current month.


Union:_______________________
Company:_____________________

            C. The aforesaid check-off authorization shall remain in effect until revoked by the employee, however, it shall be irrevocable for a period of one (1) year from date thereof, or until the termination date of this Agreement, whichever occurs sooner. Said written authorization shall automatically renew itself for successive annual irrevocable periods unless the employee notified the Employer by registered mail within ten (10) calendar days prior to the expiration of each one (1) year period.

                         ARTICLE V UNION REPRESENTATION

A. The Union shall be represented in the Company's plant by a Shop Steward and alternate Shop Steward who shall serve as Shop Steward in the absence from the plant of the Shop Steward.

B. No employee, including the Shop Steward and the alternate shall stop their assigned work for any purpose related to investigation or settlement of grievances without first notifying the Foreman. Upon notifying the Foreman of a desire to talk to the Shop Steward, Business Agent or the Local, or the Foreman, as the case may be, an employee shall be permitted to leave their work and be afforded a reasonable amount of time for that purpose as long as, in the discretion of the Foreman, the employee can be spared from the employee's work at that time. In the event a relief is necessary, the employee shall remain at work and the Foreman shall obtain a relief for the employee as soon as possible.

C. The Company agrees that the Shop Steward shall be afforded a reasonable amount of time, to investigate and settle grievances during regular working hours. All time spent in the investigation or processing of a grievance, other than time spent preparing for arbitration or in arbitration, shall be paid for by the Company provided it occurs during the Shop Steward's scheduled work time.

D. Designated representatives of the Union, including the Business Agent, may enter the plant of the Company, after first reporting to a duly authorized Company representative, for the purpose of investigating working condition, handling grievances (but not soliciting grievances) or other Union business, pertaining to this contract, provided that production is not interfered with.

E. The Company shall provide space for bulletin boards in reasonably accessible places for the exclusive use of the Union. All posting shall be with the utmost respect and dignity for the Company and the Union.


Union:_______________________
Company:_____________________

                   ARTICLE VI GRIEVANCE PROCEDURE -ARBITRATION

A. Should a grievance, dispute or controversy arise between the Company and the Union, or any of the employees covered by this Agreement, as to the meaning and application of the provisions of this Agreement, an earnest effort shall be made to settle such differences immediately. To that end, all grievances, disputes or controversies shall be presented in writing and signed by the employee grieving within five (5) working days after they arise, or they shall be deemed to have been waived.

B. In order to carry out the intent of the foregoing item "A", any differences that arise will be resolved in the order and manner as hereinafter set forth:

      1. Any employee may present a complaint directly to the Foreman and have such complaint adjusted, provided such adjustment is not inconsistent with the terms of this Agreement, and provided further that the Shop Steward has been given the opportunity to be present at such adjustment of the complaint. If no satisfactory adjustment is reached, then

      2. The Shop Steward and the aggrieved member shall meet with the supervisor, making every effort to negotiate a satisfactory agreement. If no satisfactory agreement is reached, then

      3. The grievance committee and the Union Representative shall meet with the Employer and shall make every effort to negotiate a satisfactory settlement.

      4. ARBITRATION: If the grievance, dispute or controversy is not settled in accordance with the foregoing procedures, either the Union or the Company may refer the matter to arbitration; for the Union, the right to institute -arbitration shall be solely vested in the Executive Board of the Union. The arbitrator shall be chosen and the arbitration shall be held in accordance with the rules and regulations of the New Jersey State Board of Mediation. The arbitrator shall be bound by this Agreement and he shall have no power to alter, amend, modify, add anything to, or take anything away from its provision. The arbitrator's decision shall be final and binding on both parties and the expenses of the arbitrator shall be borne equally by the parties. The arbitrator shall have no power to award retroactive pay to a date earlier than the date of the grievance.


Union:_______________________
Company:_____________________

      5.    SOLE REMEDY:
            The grievance and arbitration procedure above set forth shall be the sole and exclusive means for the determination of all disputes, complaints, controversies, claims or grievances whatsoever, including a claim based upon an alleged breach of this Agreement. Neither party nor any individual employee shall institute any action or proceeding in a court of law or equity, State or Federal, or before an administrative tribunal, other than to compel arbitration, as provided in this Agreement, or with respect to the award of an arbitrator. This provision shall be a complete defense to, and also ground for a stay of any action or proceeding instituted contrary to this Agreement.

                            ARTICLE VII HOURS OF WORK

A. The basic work week for all employees shall be five (5) consecutive days of eight (8) hours each, MondAy through Friday inclusive, but this shall not serve as any guarantee that employees will be employed for at least five (5) days during such work week or at least eight (8) hours during such work day.

B. All work performed in excess of eight (8) hours during a day or in excess of forty (40) hours during the work week or on Saturday shall be paid for at the rate of one and one-half times the employee's straight time hourly rate, provided however, that the employee shall have worked a full forty (40) hours during the week in which the claimed overtime is worked except if the employee has not worked the full forty (40) hours because work was not made available to him by the Company. All work on Saturday will be paid at the rate of time and one-half.

C. All work performed on Sunday shall be paid for at the rate of two (2) times the employee's regular rate.

D. Employees who are requested to work overtime shall work a reasonable amount of daily overtime and Saturday work unless the employee has a justifiable excuse acceptable to the Company for not performing such work.

Overtime shall be requested according to seniority and ability and if all positions are not filled, they will be filled in reverse order of seniority.


Union:_______________________
Company:_____________________

            Reasonable overtime shall be two (2) hours per day unless special circumstances occur requiring more. Prior notice required by the Company for overtime work shall be four (4) hours for daily overtime and forty eight (48) hours for continuous overtime (three (3)days or more) . Saturday overtime will be requested at the start of Friday's work.

E. A shift differential of fifteen ($0.15) cents per hour shall be paid to employees on all shifts other than the daytime shift.

                            ARTICLE VIII CALL-IN-PAY

A. Any employee reporting for work on his regular shift without having been previously notified not to report shall receive a minimum of four (4) hours work during the course of the day, or, if no work is available, four (4) hours pay at his applicable rate of pay, except where work is not available because of an act of GOD or if the employee fails to provide the Company with a current address and telephone number, or other cause beyond the Company's control and the Company was unable to notify employees, accordingly'. This provision, however, shall not apply to overtime work performed directly after the conclusion of the employee's regular shift.

                               ARTICLE IX HOLIDAYS

A. The Company shall pay to eligible employees eight (8) hours of regular pay for the following holidays:

New Year's Eve Day                             Labor Day
New Year's Day                                 Thanksgiving Day
Washington's Birthday                          Day after Thanksgiving
Good Friday                                    Christmas Eve
Memorial Day                                   Christmas Day
Independence Day                               Employee's Birthday

Employees shall be entitled to use their birthday as a floating holiday. Such holiday shall be taken within the contract year or be lost.


Union:_______________________
Company:_____________________

B. In order to be eligible for such holiday pay, an employee must have worked his full scheduled work day before and his full scheduled work day after the holiday. Probationary employees shall not be eligible for pay for holidays occurring during their probationary period. If an employee scheduled to work the day before and the day after in order to receive holiday pay, but does not due to illness documented by his/her Primary Care Physician, as listed on the Company's Health Care Plan shall not lose holiday pay.

C. In the event an employee is assigned to work on a holiday, payment shall be at one 1) times the straight time pay plus the straight time pay for the holiday. Total pay to be equivalent of two (2) times the straight time pay for all hours worked, with a maximum of eight (8) hours for the applicable holiday pay.

D. If a holiday falls on a Saturday or Sunday, eligible employees shall be entitled to an additional day off on the preceding Friday or the following Monday or an extra day' s pay at the option of the Company.

E. A holiday shall be considered as time worked for overtime purposes.

F. An employee on leave of absence shall not be paid for a holiday which occurs while the employee is on such a leave.

                               ARTICLE X VACATIONS

A. The Company shall grant to all employees eligible for the same during each calendar year paid vacations at straight time rate as follows:

           LENGTH OF SERVICE                 VACATION PERIOD
           -----------------                 ---------------
           1 year                            1 week (5 working days)
           2, 3 and 4 years                  1 week, 2 days (7 working days)
           5 years                           2 weeks (10 working days)
           6 years                           2 weeks, 1 day (11 working days)
           7 years                           2 weeks, 2 days (12 working days)
           8 years                           2 weeks, 3 days (13 working days)
           9 years                           2 weeks, 4 days (14 working days)
           10 years or more                  3 weeks, (15 working days)


Union:_______________________
Company:_____________________

B. Eligibility for paid vacations shall be determined by the full time employees date of hire. Only full time employees in the employ of the Company at such time shall be eligible for paid vacations. For purposes of computing vacations, the vacation year shall be considered to be from March 1st to February 28th. Vacation time shall be paid before leaving on vacation. Vacation requests must be in the Payroll Department in Hauppauge two (2) weeks prior to vacation. Payment shall be for full weeks only and will only be for time taken.

C. Employees who have worked at least six (6) months during the vacation year and who otherwise would be eligible for vacation pay but who are laid off prior to the vacation period shall receive pro-rated vacations, the vacation year shall be computed from the previous June 1st and there shall be no vacation credit for periods of lay-off, leaves of absence or time not worked, Employees who resign from their employment or are discharged for cause shall not be entitled to such pro-ration in excess of thirty (30) days.

D. Effective January 1, 1997 the Company in cooperation with the Union shall implement the following vacation plan for full time employees:

      1. The vacation period for each year of this Agreement shall be from March 1 to the last day of February.

      2. On or about January 2nd of each year, the Company shall distribute a vacation request form to each member of the full time bargaining unit. The employees shall be required to return the completed request to their foreman/floor lady not later than February 1st. if employees are not notified as to their request by March 1, the vacation time request shall be granted as submitted.

      3. Vacation will be approved and scheduled by seniority and in accordance with the limitations illustrated in Exhibit C attached.


Union:_______________________
Company:_____________________

      4. The Company will post vacation schedules by March 15 once posted, changes throughout the year will be in accordance with Exhibit C but the rules of seniority will no longer apply. This vacation plan shall evaluated in December 1997. If either party determines that the plan has been unsuccessful, the parties will return to the conditions set forth in Section D of the recently expired contract (i.e. plant shut down, etc.) The terms and condition set forth in this Section do not preclude the Company's right to shut down at any other time (e.g. inventory shut down) provided thirty (30) days notice is given to the Union.

E. Employees who voluntarily work with the consent of the Company during their vacation periods shall receive pay as aforesaid in addition to regular earned pay for such periods.

      However, at the Company's option, and if mutually agreed by the employee and the employer, an alternative day off may be given in lieu of vacation pay. If no such agreement is made the employee will be paid with the provision of the paragraph. This is exclusive of plant shut downs.

F. In the event a paid holiday falls during an employee's vacation, he shall be given an additional day of vacation or pay in lieu thereof at the option of the Company.

                           ARTICLE XI HEALTH INSURANCE
                                   401-K Plan


A. The Company shall provide hospitalization, medical-surgical and other related benefits at a level which shall be as comparable as reasonably possible to the benefits provided under the previous contract between the parties. The Company has the exclusive authority in selecting the providers) of said coverage.

      Employees shall share in the premium cost for Company-provided health insurance to the following extent:

      Employees selecting individual coverage - $ 5.00 per month
      Employees selecting family coverage - $10.00 per month



Union:_______________________
Company:_____________________

B. Any employee covered by the provisions of this Article and upon proof of duplicate coverage on a medical plan may elect to withdraw from companies Medical Plan and will receive an additional payment of $150./month for family coverage and $75./month for single coverage.

      This provision will be offered to employees covered under this Article on January 1, 1997.

C. The Company will provide to each full-time employee covered by this Agreement the Company's 401-K Plan to any employee who selects to participate under the same provisions afforded company wide.

                              ARTICLE XII DISCHARGE

A. The Company shall have the right to discharge or discipline employees for just cause. In the event of a discharge, the employee, the Shop Steward and the Union shall be promptly notified. The discharge of an employee during his probationary period shall not be subject to the grievance and arbitration procedure since the Company shall have the right to terminate a probationary employee for any reason whatsoever.

            ARTICLE XIII JOB CLASSIFICATION, PROMOTIONS AND TRANSFERS

A. Employees shall be classified in accordance with the following classifications:

LABOR GRADE                  CLASSIFICATION

    I General production assembler, machine operator, porter, wood working, heat sealer operator

    II                       Inspector of finished goods

    III                      Warehouse and shipping

    IV                       Forklift operator

    V                        Sewing Machine operating, upholstery/cutter

    VI                       Brazer, welder, mechanic's helper, cushion maker

    VII                      Leadman


Union:_______________________
Company:_____________________

B. Employees who have been previously employed in this plant in more than one job classification for sixty (GO) days or more and are in addition, qualified to perform the work in such other job classification shall have a secondary classification in such other job or jobs in addition to their primary job classification.

C. The Company retains the right to eliminate old or establish new job classifications during the terms of this Agreement, as the needs of the business may require.

D. A vacancy in a job classification shall be posted by the Company on the plant bulletin board for a period of forty-eight (48) hours, during which time any interested employees in lower paid classifications only can file with the Company written bids for such vacancy and shall, after a sixty (60) working day trial period, be considered permanent in such higher paying job classification. Thirty (30) working days after receiving the promotion the employee's pay shall be increased to the starting rate for such job. Should the employee be found unsuitable for the higher job classification or should the employee during such period elect to return to his previous position, he shall be transferred back and assume the prevailing rate of pay at such time.

      Nothing in this provision shall be considered to require the Company to continue such employee in the higher job classification for a full sixty (GO) working day trial period if the Company finds him unsuitable at any time before the period has elapsed. In the event no qualified bidder is available, the Company may select an employee for promotion to the higher job classification or hire such employee from outside the plant and the above provisions shall apply to the employee promoted from inside. In an emergency, the Company may temporarily fill such job without regard to this provision.

E. Employees promoted or transferred to an other position in the Company outside of the bargaining unit can, if they so elect or if they are found not suitable for such other positions by the Company, transfer back to their old position at the prevailing rate of pay with the seniority status held at the time of such promotion.


Union:_______________________
Company:_____________________

F. The Company shall have the right after giving the consideration to the seniority right of employees as set forth herein to effect transfer of employees from one job classification to another as the operational needs of the Company may require. If the transfer is for three (3) days or less to a lower paid classification, the employee shall continue to receive his old rate of pay. otherwise he shall be paid at such time the rate of pay of the job classification to which he has been transferred, but if the employee objects to any decrease in his pay as a result of such transfer, he may elect to invoke the layoff procedure set forth herein.

                   ARTICLE XIV SENIORITY AND LAYOFF PROCEDURE

A. During the first sixty (60) working days of employment, an employee shall be considered a probationary employee and shall not be entitled to any seniority rights. Upon the completion of this period, employees shall be entitled to seniority rights dating from the date of last continuous hiring.

B. Seniority shall be based upon length of service and shall only be operative in the employee's department or such other departments as an employee may have been previously employed in for sixty (60) continuous working days or more in this plant, provided the employee is qualified to perform the work in such other department.

C. When in the sole judgment of the Company, a lay-off becomes necessary it shall be made in reverse order of seniority among employees with five (5) years or more in the department or departments in which the lay-off is to take place, provided that the senior employees remaining are qualified to perform the remaining work. Employees who hold seniority in more than one department as set forth above shall, in the event of such lay-off have the right to displace less senior employees in such other departments, provided they are able to do such work. The Company shall have the right to make temporary lay-offs of three (3) days or less in duration without regard to the seniority provisions of this Agreement. In instances of lay-off affecting more than lo-. of the employees, three (3) days notice will be given.

D. In the event an employee displaces another employee in a lower paying classification as a result of a layoff, in accordance with paragraph C, above, such employee shall at such time assume the rate of pay for such lower paying job and maintain it as long as the employee is working in that job classification.


Union:_______________________
Company:_____________________

E. The Shop Steward and alternate Shop Steward, regardless of their actual seniority date, shall be afforded the highest seniority in their department or departments.

F. In the event additional employees shall be needed in any job classification or classifications in which a layoff has occurred, a laid-off employee shall be recalled in the order of seniority before any new employees are hired for such jobs. Seniority shall terminate after six (6) months of continuous non-employment or layoff.

G. When the Company wishes to call back an employee after a layoff, it shall send a notice to that effect by registered mail or telegram to the last know address of the concerned employee. The Employee shall report to work within twenty-four (24) hours (or later if so directed by the Company) after receipt of such notice, and failure to do so shall forthwith result in the loss of all seniority and other rights under this Agreement.

H. Employees recalled after a layoff shall be entitled to the same pay received at the time of layoff and shall be credited with seniority accrued during the layoff period. Longevity for pay or vacation purposes, however, shall not accumulate during a layoff.

                             ARTICLE XV RATES OF PAY

A. The Company shall grant wage increases to all employees employed on the following dates as indicated:

             Effective July 28, 1996            $0.15 per hour
             Effective July 28, 1997            $0.20 per hour
             Effective July 28, 1998            $0.25 per hour

      The minimum and maximum rates of pay shall be in accordance with the attached schedules marked Exhibit A and said schedules shall be a part of this Agreement.

B. Progression from the minimum to the maximum rates of pay shall be by increases according to schedule until the maximum is reached. All employees shall receive progression increases starting from the date of hire on a quarterly basis, rather than a monthly basis. The progression shall be administered by the company in a manner that employees subject to the wage progression shall not lose pay as a result of the change in pay administration.


Union:_______________________
Company:_____________________

                          ARTICLE XVI LEAVES-OF ABSENCE

A. A leave of absence of not more than six (6) months may be granted by the Company for justifiable or reasonable cause.

B. Seniority shall accumulate during a leave of absence but longevity for pay or a vacation purposes under this Agreement shall not accumulate.

                       ARTICLE XVII ABSENCE AND SICK LEAVE

A. An employee shall not be absent from duty without prior permission in writing from the Company except for sickness, injury or other justifiable cause beyond the control of the employee.

B. Employees prevented from reporting for duty by reason of sickness, injury or just cause beyond the employees control, shall make every effort to notify his supervisor at least thirty (30) minutes before the start of the shift of the employees inability to report for work giving the reason for such absence. Should the employee not be able to do so for good reason, the employee must notify the supervisor as soon as possible. Any employee failing to so notify the Company within three (3) working days shall be summarily discharged without recourse to the grievance and arbitration procedures. Longevity for pay or vacation purposes shall not accumulate during any such absence from duty.

C. Employees shall be entitled to five (5) sick days per year. Employees must notify the Company as required by Paragraph B above in order to be considered an approved sick day absence. Sick days may not be accumulated from year to year. Employees will not be compensated for unused sick days. The fact that employees use authorized sick leave days as provided for in this article, shall not be used as a basis for discipline.

                        ARTICLE XVIII GENERAL PROVISIONS

A. The Company shall at six (6) month internals supply the Union with an up-to-date seniority list.

B. The Company, to the extent that it is within its jurisdiction, will comply with all applicable state laws and regulations concerning the safety and health of its employees, and employees shall be afforded necessary relief time from their work stations.


Union:_______________________
Company:_____________________

C. Supervisory employees shall be permitted to perform work of hourly-rated employees when deemed necessary by the Company for emergency reasons only.

D. Work rules and production standards have been promulgated as set forth on Exhibit B attached. Said work rules and production standards may be amended by the Company from time to time at the discretion of the Company.

                       ARTICLE XIX NO STRIKE - NO LOCKOUT

A. The company shall not cause or permit a lockout during the life of this Agreement and the Union and the employees covered hereunder, shall not engage in a strike, sit-down, walkout, slowdown, stoppage or any other work curtailment for any reason whatsoever during the life of this Agreement. Any employee violating this provision shall be subject to summary discharge.

                       ARTICLE XX MANAGEMENT RIGHTS CLAUSE

A. The Union recognized that the Company shall have the sole and exclusive jurisdiction of the management and operation of its business, the direction of its working force including the assignment of tasks and machines to employees, the right to maintain discipline and efficiency in its plant, the right to promulgate and enforce reasonable working rules, the right to hire, discipline and discharge employees subject to the provisions of this Agreement and the right to relocate its plant or any portion thereof or subcontract any operation. It is agreed that the rights enumerated above shall not be deemed to exclude other pre-existing rights of management not herein listed nor any right conferred by law upon the Union or any employee provided they do not conflict with other provisions of this Agreement.

                           ARTICLE XXI APPLICABLE LAWS

A. In the event that any provision of this contract is invalid or hereafter becomes invalid by reason of any Federal or State law, it is agreed that the parties will comply with any and all obligations imposed on them by such law. It is further. agreed that any provision of this contract which is invalid or may hereafter become invalid by reason of any Federal or State law shall not affect the validity of all the other provisions of this contract, and all such other provisions shall continue to remain in full force and effect and binding upon the parties until the termination hereof.


Union:_______________________
Company:_____________________

                            ARTICLE XXII REST PERIODS

A. on each shift of the day there shall be a ten (10) minute rest period for each four (4) hours worked with out a deduction in pay.

                     ARTICLE XXIII EQUAL PAY FOR EQUAL WORK

A. In classifying employees and in setting wage rates for males and females, the principle of equal pay for equal work shall be followed with due regard for differences in wage based on job duties as permitted under the Labor Grade schedule.

                        ARTICLE XXIV EX-SERVICE PERSONNEL

A. Protection shall be granted ex-servicemen, in accordance with the G.I. Bill of Rights.

                        ARTICLE XXV PROTECTION OF RIGHTS

A. PICKET LINES:

      It shall not be a violation of this Agreement, and it shall not be cause for discharge or disciplinary action in the event an employee refuses to enter upon any property involved in a primary labor dispute, or refuses to go through or work behind any primary picket line, including the primary picket line of Unions party to this Agreement, and including primary picket lines at the Employer's places of business.

                            ARTICLE XXVI DRUG TESTING

Section 1:

Employees are prohibited from the use, sale, dispensing, distribution, possession, or manufacturing of illegal drugs and narcotics or alcoholic beverages on company property or work sites. In addition, employees are prohibited from the off-premises possession, use, or sale of illegal drugs when such activities adversely affect job performance, job safety, or the company's reputation in the community.


Union:_______________________
Company:_____________________

Section 2:

At the discretion of Employer, employees may be required to submit to a drug test, to determine if the employee is using, under the influence of, or is otherwise impaired by (illegal) drugs or alcohol. Employees are warned of the lingering effects of certain drugs in their system. Employees may be selected to submit to a drug test where either: the Employer has reasonable suspicion to believe that an individual employee or group of employees is in violation of this Article, or by being selected randomly if the employee is in a safety-sensitive position.

Section 3:

Failure to submit to any examination allowed under this section, or any attempt to tamper with specimens or falsify or alter test results shall constitute just cause for discharge. The Employer may elect to have a supervisor accompany the employee to the testing site. All urine specimens shall be subject to an initial screen using an EMIT-type analysis. All positive results from an initial screen shall be confirmed via gas chromatography-mass spectrometry techniques. No specimen shall be identified as "positive" except upon receipt of the results of the confirmation test.

Section 4:

While employees may be subject to disciplinary action up to and including immediate dismissal, for violations of the policy expressed in this Article, the Employer shall offer a reasonable accommodation as required by law, to employees who request such accommodation.

                        ARTICLE XXVII PART-TIME EMPLOYEES

Part-time employees shall become members of the Union on the 30th day of employment. Part-time employees are to be included in the bargaining unit as long as all of the full-time bargaining workers are employed.

Part-time employees shall not be used to displace full-time employees at current levels as of July 27, 1996, ninety six (96), and cannot exceed 50% of the full-time work force at any time.

Part-time employees dues and initiation fee will be set forth in the By-Laws of Local 945 and the Constitution of the International Brotherhood of Teamsters.


Union:_______________________
Company:_____________________

Part-time employees shall not be entitled to any of the provisions of the Agreement other than the Dues Check-Off. The Part-time employee will start at $5.05 per hour (or as affected by New Jersey State Minimum Wage) and shall receive a $0.25/hour increase after completion of the sixty (60) day probationary period. Part-time employees will not exceed twenty (20) hours per week and work Grade Level #1 jobs only.

Part-time employees shall have a separate seniority list apart from full-time employees and will be the first to be laid off should there be a curtailment of the work force.

Part-time employees may bid for full-time positions should they become available provided they have the skill and ability to perform the work. When one or more have equal ability seniority "of part-time workers" shall prevail. If a part-time employees becomes a full-time employee, he/she will start as the least senior on the full-time seniority list.

                      ARTICLE XXVIII DURATION OF AGREEMENT

A. This Agreement shall become effective as of July 28, 1996 and shall continue in full force and effect through July 27, 1999 and shall renew itself without change for additional periods of one year each unless either party notifies the other in writing at least sixty (60) days before the expiration of the Agreement of its desire to terminate or modify said Agreement on its expiration date.

B. This Agreement contains the entire understanding between the parties and there are no oral representation made or intended which may vary or modify the terms of this Agreement. The parties hereto have had full opportunity to bargain collectively. Accordingly, neither party shall seek any change, modification or addition to the terms of this Agreement during the term hereof, nor shall any such desired change, modification or addition be subject to the grievance and arbitration procedure established in this Agreement


Union:_______________________
Company:_____________________

      IN WITNESS WHEREOF, the parties hereto have set their respective hands and seals the day and year first above written.



TEMCO HOME HEALTH CARE                              LOCAL 945 TEAMSTERS



By:________________________                         By:________________________


                                                    SHOP COMMITTEE:

                                                    ___________________________

                                                    ___________________________

                                                    ___________________________

                                                    ___________________________

                                                    ___________________________

                                                    ___________________________



Union:_______________________
Company:_____________________

               GRAHAM-FIELD, TEMCO HOME HEALTH CARE PRODUCTS, INC.
   MINIMUM RATES OF PAY FOR THE FIRST YEAR OF THE CURRENT CONTRACT COMMENCING
                                  JULY 28, 1996

Labor Grade                                      Minimum Wage*    Union Rate
-----------                                      -------------    -----------
                                                                 ($0.25 upon
                                                                 joining union)


I.  General production assembler,
    machine operator,                              5.05             5.30
    porter, wood working, heat
    sealer operator, part time
    employees


II. Inspector of finished goods                    5.15             5.40


III.Warehouse and shipping                         5.45             5.70


IV. Forklift operator                              5.65             5.90


V.  Sewing machine operator,
    upholstery/cutter                              5.05             5.30


VI. Brazer, mechanic's helper
    welder, cushion maker                          5.05             5.30


VII. Leadman                                       5.05             5.30


----------
* = or as may be affected by New Jersey State Minimum Wage


                                    EXHIBIT A

               GRAHAM-FIELD, TEMCO HOME HEALTH CARE PRODUCTS, INC.
                   MAXIMUM RATES OF PAY OF FULL TIME EMPLOYEES
                  EFFECTIVE JULY 28, 1996 THROUGH JULY 27, 1999



Labor Grade                        July 28, 1996    July 28, 1997  July 28, 1998
-----------                        -------------    -------------  -------------


I.   General production assembler,
     machine operator,                    8.63             8.83         9.08
     porter, wood working,
     heat sealer
     operator


II.  Inspector of finished goods          8.73             8.93         9.18


III. Warehouse and shipping               8.88             9.08         9.33


IV.  Forklift operator                    9.03             9.23         9.48


V.   Sewing machine operator,
     upholstery/cutter                    9.28             9.48         9.73


VI.  Brazer, mechanic's helper
     welder, cushion                      9.52             9.72         9.97
     maker


VII. Leadman                              8.88             9.08         9.33


                                    EXHIBIT A

                     PROCEDURE FOR WORK PERFORMANCE PROGRAM

Employees will make standard if they perform at 85% or better of a predetermined work measurement standard established by the industrial engineer. The Minimum acceptable performance level will be 77%.

The first time the employees perform below the acceptable level, they will be given the 1st written warning and the union steward will be notified. The employee, supervisor and union steward will be required to sign off on this warning. The supervisor, with the help of the industrial engineer, will retrain this worker.

At the end of 15 days, if employees do not improve their performance, they will be required to observe an average worker performing the job at standard rate. The employee, supervisor and union steward will be required to sign off on this. Employees will be trained additionally or transferred to another department, where they will be trained for another job.

If after 15 days the employee does not improve he or she will be given a third warning and trained some more. The employee, supervisor and union steward will be required to sign off on this again. At the end of 15 days if the employee does not improve performance, the employee will be terminated.

If at any ,time when employees are being reviewed, they perform at standard, they will be required to maintain such performance for 2 weeks, at the end of which time the employee will be reinstated to normal status.


                                    EXHIBIT B

ITEM               STD MIN       PCS/DAY          PCS/HR            # OF
                                  85%              85%              EMPL

1903/1              16.90         596              75                15
1905/1              14.25         554              70                15
1905/2              13.97         554              70                15
1906/2              14.51         554              70
1908/1              20.71         554              70                15
1908/2              20.31         554              70                15
1909/1              16.74         596              75                15
1909/2              16.34         596              75                15
1910/1              15.68         646              81                15
1910/2              15.28         646              81                15
1911/1              12.37         703              88                 7
1911/4              11.77         703              88                 7
1912/1              15.37         646              81                15
1912/2              14.97         646              81                15
191611              19.36         510              64                14
1916/2              18.96         510              64                14
1925/1               6.98         742              93                10
1925/4               6.38         742              93                10
1926/4               7.47
1930/1               7.43         742              93                 9
1930/4               6.83         742              93                 9
1936/1              33.25
1939/1               8.13         742              93                 7
1939/2               7.73         742              93                 7
1941/1              12.02         680              86                10
1941/2              11.62         680              86                10
1971/1              13.88
1971/2              13.88
1972/1              20.75
1972/2              13.99
1972/4              13.49
1973/1              13.22
1973/2              12.70
1973/4              12.70
1974/1              13.88
1974/2              13.88
1975/1              17.11
1979/2              17.11
1976/1              29.16
1977/1              29.16
1980/1              12.50
1981/1              20.00
1981/2              20.00


                                    EXHIBIT B

ITEM               STD MIN              PCS/DAY           PCS/HR            # OF
                                         85%               85%              EMPL

1982/1             20.00
1982/2             20.00
1984/1             19.52
1985/1             28.88
1986/1             46.60
1992/1              5.00                1,010              127               8
1992/2              4.80                1,010              127               8
1992/KA1            5.54                  971              122               9
1992/KNl            3.63                  816              103               8
1993/1              7.32                1,010              127              11
1993/2              7.12                1,010              127              11
1993/KA1            6.98                  971              122              10
1993/KNl            5.06                  816              103               9
1995/1             15.33
1997/1             15.33
2000/1             56.87
2001/1             56.87
2002/1             21.69
2003/1             40.70
2004/1             17.52
2005/1               .50
2009/6              0.73
2011/1              3.00
2011/6              0.75
2013/1              3.00
2013/6              0.75
2015/1              5.00
2015/6              1.25
2025/1              4.23
2026/1              4.23
2027/1              4.23
2028/1              4.23
2029/1              4.23
203OL/I             4.23
203OR/1             4.23
2032-A/1            3.00
2032-A/6            1.00
2032-B/1            3.00
2032-B/6            1.00
2032-C/1            3.00
2032-C/6            1.00
2033/1              3.00
2033/14             1.30
2035/1              3.00


                                    EXHIBIT B

ITEM                 STD MIN          PCS/DAY          PCS/HR              # OF
                                       85%              85%                EMPL

2035/12               1.30
2044/1               17.52
2051-A/1              3.00
2051-3/1              3.00
2051-C/l              3.00
2095/1                8.07              703              88                8
2095/2                7.67              703              88                8
2100/1                8.75              703              88                8
2100/2                8.35              703              88                8
2110/1                9.72              703              88                9
2110/2                9.32              703              88                9
2115/1               11.69              703              88               11
2130/1                8.71              742              93               12
2130/2                8.49              742              93               12
2135/1                8.44              742              93               12
3003Kl                0.50
3375/1                6.62
4401/1                3.00
4605/1               72.27
4607/1              111.75
4665/1               85.75
4667/1               78.22
4675/1               60.48
4800-X/1            115.50
4810/1               57.96
4820/1               57.96
5000/1              272.32
5001/1               13.00
5006/1               20.15
5007/1               20.15
5008/1               20.15
5010/1              260.00
5040/1              279.02
5050/1              334.36
5791/2                8.49
5796/2                8.49
5800/1                5.00
5810                  5.00
5820/X1               5.00
5820/Y1               5.00
5830/1                5.00
5925/6                2.71
5940/1                3.16
5940/6                2.66


                                    EXHIBIT B

ITEM                 STD MIN            PCS/DAY        PCS/HR             # OF
                                        85%            85%                EMPL

5941/1               3.16
5941/6               2.66
5942/1               3.16
5942/6               2.66
5943/1               3.16
5943/6               2.66
5945/2              14.15
5991/I               9.40
5991/2               8.49
5996/1               9.10
5996/2               8.49
6004/1               6.80               1,166          146                9
6004/2               6.40               1,166          146                9
6005/1              13.50
6408/1              32.08
6470/1              24.48
6670/1              31.16
6672/1              43.41
6677/1              43.75
6770/1              31.16
6772/1              43.41
6777/1              43.75
6902/1               3
6902/6               0.50
6905/1               1.50
6907/1               2.00
6909/1               3.00
6909/6               1.00
6910/1               6.96
6910/2               6.56
6980/1               7.71
6980/2               7.31
6985/1               7.65
6985/2               7.25
6990/1              15.51
6995/1              14.23
7010/1              14.00
7012/1              14.54
7012/2              13.64
7013/1              12.25
7015/1              11.02
7110/1               3.00
7111/1               3.00
7712/1              13.09


                                    EXHIBIT B

ITEM                 STD MIN            PCS/DAY        PCS/HR             # OF
                                        85%            85%                EMPL

7712/2              12.19
9000/3               5.52
9009/1               0.86
9018/1               3.00
9024/1               3.00
9025/1               1.27
9027/1               1.50
9032-A/1             1.42
9032-3/1             1.42
9032-C/1             1.42
9033/1               1.17
9051-A/1             0.98
9051-B/l             0.98
9051-C/1             0.98
9100/1              78.75
9200/1              45.50
9900/1               1.45
9900/6               1.45
9907/1               1.45
9925/1               7.92
9992KA1              5.54
9993KAI              6.98
RP1907/1             5.61
RP1923/1             2.18
RP1924/1             2.18
RP1932/1             2.76
RP1956/1             1.00
RP1957/1             2.97
RP1987/1            14.60
RP1988/6             1.00
RP1998/1             3.93
RP2078/6             0.64
RP2079/6             0.29
RP6413/1             5.17
RP6671              16.53

                                    EXHIBIT C

                                Vacation/Schedule
                                -----------------
                     Limitations Five (5) employees per Week
                     ---------------------------------------


                                                              Weekly Department
                                                                 Limitation
                                                                 ----------

           Shipping                                                   1

           Receiving                                                  1

           Injection Molding                                          1

           Press Room                                                 2

           Welding                                                    1

           Sewing                                                     1

           Assembly Line 1 & 3                                        2

           Assembly Line 2                                            2

           lamp                                                       1

           Assembly Line 4                                            1

           Assembly - Seating 5                                       1

           Assembly - Seating 6                                       1

           Woodshop                                                   1


Whenever possible the Company will attempt to accommodate employee's request for vacations who may have exceeded the allotted vacation limitation in their respective department.